GULFSLOPE ENERGY, INC. - 8-K

Exhibit 10.4

Execution Version

SECURITY AGREEMENT

dated as of

March 1, 2019

among

GulfSlope Energy, Inc.,

as Debtor,

and

Delek GOM Investments, LLC,

as Lender

This SECURITY AGREEMENT (this “Agreement”), dated as of March 1, 2019, by and between GulfSlope Energy, Inc., a Delaware corporation, with its principal place of business at 1331 Lamar Street, Suite 1665, Houston Texas, 77010, (the “Debtor”), and Delek GOM Investments, LLC, a Delaware limited liability company, with a registered office address c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, as lender under the Term Loan Agreement described below (in such capacity, the “Lender”).

RECITALS

Reference is made to the Term Loan Agreement dated as of March 1, 2019 (as amended, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among the Debtor and the Lender.

The Lender has agreed to make loans to the Debtor pursuant to, and upon the terms and conditions specified in, the Term Loan Agreement. The obligations of the Lender to make loans to the Debtor are conditioned upon, among other things, the execution and delivery of this Agreement by the Debtor and Lender.

NOW, THEREFORE, in consideration of the foregoing, the Debtor and the Lender, intending to be legally bound, agree as follows:

Article I

DEFINITIONS

Section 1.01         Term Loan Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings assigned to those terms in the Term Loan Agreement. Unless defined herein or under the Term Loan Agreement, capitalized terms used in this Agreement have the meanings assigned to those terms in the Uniform Commercial Code.

(b)           The rules of construction specified in Section 1.02 of the Term Loan Agreement also apply to this Agreement.

Section 1.02         Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Assigned Contracts” means, collectively, all of the Debtor’s rights and remedies under, and all moneys and claims for money due or to become due to the Debtor under, the Operative Documents and any other contracts, and any and all amendments, supplements, extensions and renewals thereof, including all rights and claims of the Debtor now or hereafter existing: (a) under any insurance, indemnities, warranties and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (b) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (c) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

“Collateral” is defined in Section 2.01(a).

“Debtor” is defined in the introduction to this Agreement.

“Excluded Assets” shall mean the following:

(a)     any assets (including Excepted Liens) over which the granting of Liens under the Security Documents in such assets would be prohibited by contract or agreement (to the extent existing (x) on the Closing Date or (y) at the time such assets are acquired and not entered into in contemplation of such acquisition), Applicable Law or regulation (other than to the extent that such prohibition would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other Applicable Law) or would require the consent of any Person (other than the Debtor or any of its Affiliates) that has not been obtained (to the extent such consent right (x) existed on the Closing Date or (y) at the time such assets are acquired and not in contemplation thereof) or would require the consent of any Governmental Authority or regulatory body unless such consent has been obtained (in each case, other than to the extent that such consent requirement would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other Applicable Law); provided that any such asset or, to the extent severable, any portion thereof, will be an Excluded Asset only to the extent and for so long as such prohibition or consent requirement is effective and will cease to be an Excluded Asset and will become subject to the Lien granted under the Security Documents, immediately and automatically, at such time as such prohibition or consent requirement is no longer effective;

(b)     any lease, license, contract, property right, general intangible, agreement, asset or property to which the Debtor is a party or has rights, or which is otherwise subject to a purchase money security interest or similar arrangement, or any of its rights or interests thereunder, if and only for so long as the grant of a Lien under the Security Documents would constitute or result in a breach, termination or default under, or would invalidate, any such lease, license, contract, property right, general intangible, agreement, asset or property or purchase money arrangement or create a right of termination in favor of any party thereto (other than the Debtor) (other than to the extent that any term of such lease, license, contract, property right, general intangible, agreement, asset or property or purchase money arrangement would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other Applicable Law); provided that such lease, license, contract, property right or agreement or purchase money arrangement or, to the extent severable, any portion thereof, will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Lien granted under the Security Documents, immediately and automatically, at such time as such consequences will no longer result;

(c)     any intent-to-use application trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal Law;

(d)     any governmental permits, franchises, approvals, charters, authorizations or licenses or state or local permits, franchises, approvals, charters, authorizations or licenses, to the extent a grant of a Lien under the Security Documents in any such permit, franchise, approval, charter, authorization or license is prohibited or restricted thereby (other than to the extent that any such prohibition or restriction would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other Applicable Law); provided that any such permit, franchise, approval, charter, authorization or license or, to the extent severable, any portion thereof, will be an Excluded Asset only to the extent and for so long as such prohibition or restriction is effective and will cease to be an Excluded Asset and will become subject to the Lien granted under the Security Documents, immediately and automatically, at such time as such prohibition is no longer effective;

(e)     that certain Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act bearing Serial Number OCS-G 36357, dated effective as of December 1, 2018, by and between the United States of America, as Lessor, and GulfSlope Energy, Inc., as Lessee, covering all of Block 376, Vermilion Area, South Addition, OCS Leasing Map, Louisiana Map No. 3B, containing approximately 5,000.00 acres; and

(f)      that certain Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act bearing Serial Number OCS-G 36361, dated effective as of November 1, 2018, by and between the United States of America, as Lessor, and GulfSlope Energy, Inc., as Lessee, covering all of Block 371, Eugene Island Area, South Addition, OCS Leasing Map, Louisiana Map No. 4A, containing approximately 5,000.00 acres.

“Lender” is defined in the recitals to this Agreement.

“Lender Parties” means the Lender, its Indemnitees, and successors and assigns of each of the foregoing.

“Proceeds” shall mean: (i) all “proceeds” as defined in the Uniform Commercial Code, payments or distributions made with respect to any Investment Property and (ii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Security Interest” is defined in Section 2.01.

“Term Loan Agreement” is defined in the recitals to this Agreement.

“Uniform Commercial Code” means the Uniform Commercial Code of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the perfection or priority of, or remedies with respect to, the Lender’s Security Interest on any Collateral, in each case as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

Article II

SECURITY INTERESTS IN PERSONAL PROPERTY

Section 2.01         Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, the Debtor hereby assigns and pledges to the Lender and its successors and assigns, and hereby grants to the Lender and its successors and assigns, a security interest (the “Security Interest”), in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), including without limitation, all: (i) oil, gas, and other minerals before extraction and As-extracted Collateral; (ii) Accounts; (iii) Chattel Paper; (iv) Money and Deposit Accounts; (v) Documents; (vi) all General Intangibles; (vii) Goods; (viii) Assigned

Contracts; (ix) Permits; (x) Instruments; (xi) Investment Property; (xii) Letter-of-Credit Rights and letters of credit; (xiii) Commercial Tort Claims; and (xiv) to the extent not otherwise included, all Supporting Obligations and all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing, provided that, notwithstanding anything to the contrary, (x) in no event shall the Collateral include, nor shall the security interest or Lien granted under Section 2.01 constitute (or be deemed to constitute) a grant of a security interest in or Lien on, any Excluded Assets, and (y) the Debtor shall not be required to take any action intended to cause any Excluded Asset to constitute Collateral.

(b)           The Debtor hereby irrevocably authorizes the Lender at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings and as-extracted collateral filings) with respect to the Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets of the Debtor, whether now owned or hereafter acquired” or words of similar effect, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment. The Debtor agrees to provide such information to the Lender promptly upon request. The Debtor also ratifies its authorization for the Lender to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(c)           The Security Interest is granted as security only and shall not subject the Lender or any other Lender Party to, or in any way alter or modify, any obligation or liability of the Debtor with respect to or arising out of the Collateral.

Section 2.02         Representations and Warranties. The Debtor represents and warrants to the Lender Parties that on and as of the Closing Date:

(a)           Each of the representations and warranties of the Debtor in the Term Loan Agreement is true and correct.

(b)           The Debtor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Lender the Security Interest in such Collateral pursuant hereto, subject to Excepted Liens.

(c)           Except with respect to the Excluded Assets, all actions and consents of Debtor for the exercise by the Lender Parties of the rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained.

(d)           Upon the filing of Uniform Commercial Code financing statements (including fixture filings and as-extracted collateral filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral, based upon the information provided to the Lender Parties, then all the filings, recordings and registrations shall have been made that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Lender in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

(e)           The Security Interest constitutes (i) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations and (ii) subject to the filings described above, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Excepted Liens.

(f)            The Collateral is owned by the Debtor free and clear of any Lien, except for Excepted Liens. The Debtor has not filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, or (ii) any assignment in which the Debtor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Excepted Liens.

Section 2.03         Covenants. The Debtor shall, at its own expense, take any and all actions necessary to defend Debtor’s title to the Collateral against all persons and to defend the Security Interest of the Lender in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Term Loan Agreement.

Section 2.04         Other Actions. To further ensure the attachment, perfection and priority of, and the ability of the Lender to enforce, the Security Interest in the Collateral, and without limiting the covenants of the Debtor in the Term Loan Agreement regarding investments, the nature of its business or otherwise, the Debtor agrees, in each case at the Debtor’s own expense, to take the following actions with respect to the following Collateral:

(a)           Deposit Accounts. Debtor shall not (i) establish any Deposit Accounts (other than any Excluded Account) unless the Debtor has given the Lender at least five Business Days prior written notice of such new Deposit Account and (ii) deposit any amount into an such new Deposit Account (other than any Excluded Account) in excess of $5,000 until the Debtor, the depositary bank and Lender enter into an agreement providing for the Lender’s “control” (as described in Section 9-104 of the applicable Uniform Commercial Code) over each Deposit Account in form and substance satisfactory to Lender.

(b)           Investment Property. If the Debtor shall at any time hold or acquire any certificated securities having an aggregate fair market value equal to or exceeding $50,000, the Debtor shall forthwith endorse, assign and deliver the same to the Lender, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Lender may from time to time specify. If any securities having an aggregate fair market value equal to or exceeding $50,000 now or hereafter acquired by the Debtor are uncertificated and are issued to the Debtor or its nominee directly by the issuer thereof, the Debtor shall promptly notify the Lender thereof and, at the Lender’s request and option, pursuant to an agreement in form and substance satisfactory to the Lender, either (i) cause the issuer to agree to comply with instructions from the Lender as to such securities, without further consent of the Debtor or such nominee, or (ii) arrange for the Lender to become the registered owner of the securities. If any securities having an aggregate fair market value equal to or exceeding $50,000, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by the Debtor are held by the Debtor or its nominee through a Securities Intermediary or Commodity Intermediary, the Debtor shall promptly notify the Lender thereof and, at the Lender’s request and option, pursuant to an agreement in form and substance satisfactory to the Lender, either (i) cause such Securities Intermediary or Commodity Intermediary, as the case may be, to agree to comply with entitlement orders or other instructions from the Lender to such Securities Intermediary as to such securities or other Investment Property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Lender to such Commodity Intermediary, in each case without further consent of the Debtor or such nominee, or (ii) in the case of Financial Assets (as governed by Article 8 of the Uniform Commercial Code) or other Investment Property held through a Securities Intermediary, arrange for the Lender to become the Entitlement Holder with respect to such Investment Property, with the Debtor being permitted, only with the consent of the Lender, to exercise rights to withdraw or otherwise deal with such Investment Property.

(c)           Commercial Tort Claims. If the Debtor shall at any time hold or acquire a Commercial Tort Claim that could reasonably be expected to have a claim value exceeding $50,000, the Debtor shall promptly notify the Lender thereof in a writing signed by the Debtor including a summary description of such claim and grant to the Lender, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Lender.

(d)           Assigned Contracts. All such obligations of the Debtor shall be and remain enforceable only against the Debtor and shall not be enforceable against the Lender Parties.

Article III

REMEDIES

Section 3.01         Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, the Debtor agrees to assemble and deliver each item of Collateral to the Lender on demand at a place to be designated by Lender, and it is agreed that the Lender shall have the right to, with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law, at the same or different times. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, any notice or cure period provided for in this Agreement shall run concurrently with any notice or cure period provided for under Applicable Law. Without limiting the generality of the foregoing, the Debtor agrees that the Lender shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Lender shall deem appropriate. The Lender shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Lender shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Debtor, and the Debtor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Debtor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

TO THE EXTENT APPLICABLE, FOR THE PURPOSES OF LOUISIANA EXECUTORY PROCESS PROCEDURES, DEBTOR DOES HEREBY ACKNOWLEDGE THE OBLIGATIONS AND CONFESS JUDGMENT IN FAVOR OF LENDER FOR THE FULL AMOUNT OF THE OBLIGATIONS. Debtor does by these presents consent and agree that upon the occurrence of any Event of Default it shall be lawful for Lender to cause the Collateral and Proceeds to be seized and sold under executory or ordinary process, at Lender’s sole option, without appraisement, appraisement being hereby expressly waived, in one lot as an entirety or in separate parcels or portions as Lender may determine, to the highest bidder, and otherwise exercise the rights, powers and remedies afforded herein and under applicable Louisiana law. Any and all declarations of fact made by authentic act before a Notary Public in the presence of two witnesses by a person declaring that such facts lie within his knowledge shall constitute authentic evidence of such facts for the purpose of executory process. Debtor hereby waives in favor of Lender: (a) the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724, and all other laws conferring the same; (b) the demand and three days delay accorded by Louisiana Code of Civil Procedure Article 2721; (c) the notice of seizure required by Louisiana Code of Civil Procedure Articles 2293 and 2721; (d) the three days delay provided by Louisiana Code of Civil Procedure Articles 2331 and 2722; and (e) the benefit of the other provisions of Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723, not specifically mentioned above. In the event the Collateral (or Proceeds) or any part thereof is seized as an incident to an action for the recognition or enforcement of this Agreement by executory process, ordinary process, sequestration, writ of fieri facias, or otherwise, the court issuing any such order shall, if petitioned for by Lender, direct the applicable sheriff to appoint as a keeper of the Collateral and Proceeds, Lender or any Lender designated by Lender at the time such seizure is effected. This designation is pursuant to La. R.S. 9:5131-9:5135, and 9:5136-9:5140.2 (inclusive) and Lender shall be entitled to all the rights and benefits afforded thereunder as the same may be amended. The keeper shall be entitled to receive its reasonable costs and expenses incurred in the administration or preservation of the Collateral and Proceeds and compensation in an amount equal to five per cent. Of the gross revenues of the Collateral as approved by the court. The designation of keeper made herein shall not be deemed to require Lender to seek the appointment of such a keeper.

The Lender shall give the Debtor five days’ written notice of the Lender’s intention to make any sale of Collateral, which the Debtor agrees is reasonable notice within the meaning of Section 9-611 of the Uniform Commercial Code or its equivalent in other jurisdictions. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Lender may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Lender may (in its sole and absolute discretion) determine. The Lender shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Lender until the sale price is paid by the purchaser or purchasers thereof, but the Lender shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Section 3.01, any Lender Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of the Debtor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim secured by the Collateral then due and payable to such Lender Party from the Debtor as a credit against the purchase price, and such Lender Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Debtor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Lender shall be free to carry out such sale pursuant to such agreement and the Debtor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Lender shall have entered into such an agreement all Events of Default shall have been remedied and such obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Lender may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 3.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-61O(b) of the Uniform Commercial Code or its equivalent in other jurisdictions.

Section 3.02         Application of Proceeds. The Lender shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, in accordance with the provisions of the Term Loan Agreement. The Lender shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement and the Term Loan Agreement. Upon any sale of Collateral by the Lender (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Lender or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Lender or such officer or be answerable in any way for the misapplication thereof.

Article IV

MISCELLANEOUS

Section 4.01         Notices. All communications and notices under this Agreement shall (except as otherwise expressly permitted in this Agreement) be in writing and given as provided in Section 8.01 of the Term Loan Agreement.

Section 4.02         Security Interest Absolute. All rights of the Lender hereunder, the Security Interest and all obligations of the Debtor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Term Loan Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, ,all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Term

Loan Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Debtor in respect of the Obligations or this Agreement.

Section 4.03        Survival of Agreement. (a) All covenants, agreements, representations and warranties made by the Debtor in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan is made under the Term Loan Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid.

(b)           To the extent that any payments on the Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy Law, common law or equitable cause, then to that extent, the Obligations so satisfied shall be revived and continue as if the payment or proceeds had not been received and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such an event, each Loan Document shall be automatically reinstated and the Debtor shall take such action as may be requested by the Lender to effect the reinstatement.

Section 4.04        Binding Effect. This Agreement shall become effective as to the Debtor when a counterpart hereof executed on behalf of the Debtor shall have been delivered to the Lender and a counterpart hereof shall have been executed on behalf of the Lender, and thereafter shall be binding upon the Debtor and the Lender and their respective permitted successors and assigns, and shall inure to the benefit of the Debtor, the Lender and the other Lender Parties and their respective successors and assigns, except that the Debtor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Term Loan Agreement.

Section 4.05        Successors and Assigns. Whenever in this Agreement any of the parties hereto is referenced, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Debtor or the Lender that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

Section 4.06         Lender’s Fees and Expenses; Indemnification.

(a)           The Lender Parties shall be entitled to reimbursement of its expenses and to indemnification as provided in the Term Loan Agreement.

(b)           Any amounts payable under this Agreement shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 4.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan

Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Lender or any other Lender Party. All amounts due under this Section 4.06 shall be payable on written demand therefor and shall bear interest at the rate specified in Section 2.05 of the Term Loan Agreement.

Section 4.07         Lender Appointed Attorney-in-Fact. The Debtor hereby appoints the Lender as the attorney-in-fact of the Debtor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. The Lender Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to the Debtor for any act or failure to act hereunder, except for their own gross negligence, willful misconduct or bad faith.

Section 4.08         GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 4.09         Termination or Release. This Agreement, the Security Interest and all other security interests granted hereby shall terminate when all the obligations under the Loan Documents (other than wholly contingent indemnification obligations) then due and owing have been paid in full and the Lender has no further commitment to lend under the Term Loan Agreement. In addition to the foregoing, the Lender hereby agrees that the Lien granted to the Lender on any Collateral shall be released (i) upon the disposition of such Collateral permitted under the Term Loan Agreement (in which case, the Lender agrees to deliver an appropriate release instrument if reasonably requested by the Debtor), (ii) to the extent such Collateral is comprised of property leased to the Debtor, upon termination or expiration of such lease, and (iii) if the release of such Lien is approved, authorized or ratified in writing by the Lender; provided that any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released), all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents.

Section 4.10         Miscellaneous. The provisions of Sections 1.02, 1.03, 8.01, 8.02, 8.05, 8.06, 8.07, 8.08, 8.09 (other than Section 8.09(a)), 8.10, 8.11, 8.12, and 8.13 of the Term Loan Agreement apply to this Agreement, mutatis mutandis.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

DELEK GOM INVESTMENTS, LLC

By:	/s/ Leora Pratt Levin
Name:	Leora Pratt Levin
Title:	Authorized Person

GULFSLOPE ENERGY INC.

By:	/s/ John N. Seitz
Name:	John N. Seitz
Title:	CEO

[Signature Page to Security Agreement]